UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)

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Tiger Renewable Energy Ltd.
(Name of Registrant As Specified In Its Charter)

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Tiger Renewable Energy Ltd.
(a Nevada corporation)

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: July 9, 2009

10 Main Street
Keyport, NJ 07735
(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement And Notice of Action Taken Without a Meeting has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Tiger Renewable Energy Ltd. (the “Company”) in connection with the approval by the Board of Directors of the Company, and the written consent of the holder of a majority of the Company’s outstanding shares of common stock, of the following resolutions:

•	Amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Tiger Renewable Energy Ltd.” to “Cono Italiano, Inc.” (the “Amendment”); and

•	Approve a reverse split of the outstanding shares of the Company’s common stock at the rate of one-for-sixty (1:60) (the “Reverse Stock Split”).

The Amendment and the Reverse Stock Split are described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On June 26, 2009, the Board of Directors of the Company approved and recommended the Amendment and the Reverse Stock Split. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholder holding at least a majority of the voting rights of all outstanding shares of capital stock as of June 26, 2009 will have voted in favor of the foregoing proposals by written consent, and having sufficient voting power to approve such proposal through its ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and the Reverse Stock Split and your consent is not required and is not being solicited in connection with the approval of the Amendment and the Reverse Stock Split. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated July 9, 2009 and is first being mailed to stockholders on or about July 9, 2009. Only stockholders of record at the close of business on July 9, 2009 are entitled to receive this Information Statement.

Effective Date

The Amendment and the Reverse Stock Split will become effective (i) 21 days from the date this Information Statement is first mailed to the stockholders; or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion. The Amendment and the Reverse Stock Split will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendment and the Reverse Stock Split.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment and the Reverse Stock Split with our Transfer Agent. Upon receipt of an existing stock certificate, Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119, telephone number: 702-361-3033, will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued.

Reasons for Amendment to the Certificate of Incorporation

On June 4, 2009, an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the owner of 5,000,000 shares of the Company’s common stock and Lara Mac Inc. (“Lara Mac”).  Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.

The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.  The compensation which Gallant received from Lara Mac consisted of Lara Mac’s agreement to assure the payment of certain obligations of the Company in the amount of $162,139.05 which shall be paid by the Company in due course.  The Company is not a party to the Stock Purchase Agreement.  The address of Lara Mac is 10 Main St., Keyport, NJ 07735.

In addition, on June 22, 2009, the Company and Lara Mac entered into a Management Services Agreement.  In exchange for the provision of services as set forth therein, Lara Mac received 9,553,377 shares of the Company’s common stock.

As of the date hereof, Lara Mac now owns 14,553,377 shares of the Company’s common stock, which constitutes 50% of the Company’s 29,106,752 issued and outstanding shares.

In connection with the change in control, the Company’s Board of Directors intends to explore new business operations and has chosen “Cono Italiano, Inc.” as a new name to reflect such operations.

Reasons for the Reverse Stock Split

We believe that implementing a 1-for-60 reverse stock split will yield a more favorable trading price range for our common shares listed on the OTC Bulletin Board. While a reverse split will typically have the affect of increasing the share trading price by roughly the same ratio, we cannot predict what the trading price per share will adjust to after the reverse split. It is possible that the post-reverse split trading price may reflect a price per share lower or higher than the sixty-fold increase suggested by the one-for-sixty stock consolidation. Furthermore, we cannot predict whether the post-split price per share will have any affect on the volume of trading although we would expect a lower number of shares being traded.

By leaving the authorized share amount unchanged, we believe that the Company will maintain sufficient shares to have flexibility in any future stock transactions. Reducing the number of outstanding shares while maintaining a large number of authorized shares could allow the Company to resist any takeover attempt by issuing large amounts of new shares. Similarly, by retaining a large number of authorized but unissued shares, the Company could issue significant amounts of additional shares in the future which would have a dilutive effect on existing stockholders.

The planned effective date of the 1-for-60 reverse stock split is July 30, 2009. As of that date, all of the existing outstanding common stock of the Company will be consolidated such that existing stockholders will hold one share of post-split common stock for every sixty shares owned prior to the reverse stock split. All fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Consequently, we do not believe that any current stockholders will be eliminated or "cashed-out" as a result of this reverse stock split.

The Board of Directors has also determined that it is advisable to undertake a Reverse Stock Split in order to induce Cono Italiano, Inc. (“Cono Italiano”), a potential business partner of the Company, to enter into a business transaction with the Company which may include the issuance of shares to Cono Italiano in consideration for engaging in a strategic alliance, partnership or other business relationship with the Company.  No written or other definitive agreement has been reached between the Company and Cono Italiano as of the date of this Information Statement.  The Company expects to finalize negotiations Cono Italiano and enter into a binding memorandum of understanding or other definitive agreement during the foreseeable future.  The Board of Directors of the Company has assessed the current share capital structure of the Company and has determined that it is in the best interests of the Company and its shareholders to proceed with the Reverse Stock Split irrespective of the outcome of negotiations with Cono Italiano.

Soon after the effective date of the reverse stock split, current stockholders of the Company will be requested to return their stock certificates to the Company in order to be reissued new post-split certificates representing the number of shares each stockholder owns after the reverse stock split.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on June 26, 2009 the Company had 29,106,752 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors.

Only stockholders of record at the close of business on July 9, 2009 are entitled to receive this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on June 26, 2009, the total number of shares owned beneficially by the Company’s directors, officers and key employees, and any person (including any group) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated. The percentage of ownership set forth below reflects each holder's ownership interest in the 29,106,752 shares of the Company's common stock outstanding as of June 26, 2009.

Amount and Nature of
Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
Lara Mac Inc. (2)	14,553,377	0	14,553,377	50.0%
Capex Investments Limited (3)	1,500,000	0	1,500,000	5.2%
Executive Officers and Directors
Mitchell Brown, Chief Executive Officer and Director (2)	14,553,377	0	14,553,377	50.0%
Joseph Masselli, President, Chief Operating Officer and Director	0	0	0	*	%
Alex J. Kaminski, Chief Financial Officer, Treasurer and Director	0	0	0	*	%
Steve Savage, Secretary and Director	0	0	0	*	%
Scott Smith, Director	0	0	0	*	%
All officers and directors as group (8 persons)	14,553,377	0	14,553,377	50.0%
* Less than 1%.

The mailing address for each of the officers and directors is Tiger Renewable Energy Ltd., 10 Main St., Keyport, NJ 07735.  The Address for Capex Investments Limited is Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius.

(1)   Includes options and warrants exercisable as of the date hereof or within 60 days hereafter. The Company is unaware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.  The Company intends to make option grants to certain officers and directors within the foreseeable future, however, no options or agreements pertaining to options have been granted or entered into by the Company or such officers and directors as of the date hereof.

(2)  Our Chief Executive Officer Mr. Mitchell Brown has sole voting power and sole power of disposition over all shares of Company common owned by Lara Mac Inc. and as such all such shares are therefore deemed to be beneficially owned by Mr. Brown.  Mr. Brown does not directly or indirectly own any other shares of Company Common Stock.

(3)   1,500,000 shares of the Company’s common stock are held by Capex Investments Limited (“Capex”). Mr. Harry Choi, President and Sole Director of Capex, has voting and investment control over the securities held by Capex, and is therefore deemed to be the beneficial owner of such securities.

Potential Changes in Control

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

Changes in Control

On June 4, 2009, an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the owner of 5,000,000 shares of the Company’s common stock and Lara Mac Inc. (“Lara Mac”).  Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.

The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.  The compensation which Gallant received from Lara Mac consisted of Lara Mac’s agreement to assure the payment of certain obligations of the Company in the amount of $162,139.05 which shall be paid by the Company in due course.  The Company is not a party to the Stock Purchase Agreement.  The address of Lara Mac is 10 Main St., Keyport, NJ 07735.

In addition, on June 22, 2009, the Company and Lara Mac entered into a Management Services Agreement.  In exchange for the provision of services as set forth therein, Lara Mac received 9,553,377 shares of the Company’s common stock.

As of the date hereof, Lara Mac now owns 14,553,377 shares of the Company’s common stock, which constitutes 50% of the Company’s 29,106,752 issued and outstanding shares.

In connection with the change in control, the Company’s Board of Directors intends to explore new business operations and has chosen “Cono Italiano, Inc.” as a new name to reflect such operations.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Directors, Executive Officers, Promoters and Control Persons

The following table presents information with respect to our officers, directors and significant employees as of June 26, 2009:

Name	Age	Position
Mitchell Brown	44	Chief Executive Officer and Director
Joseph Masselli	44	President, Chief Operating Officer and Director
Alex J. Kaminski	43	Chief Financial Officer, Treasurer and Director
Steve Savage	51	Secretary and Director
Scott Smith	41	Director

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Biographical Information Regarding Officers and Directors

Mitchell Brown, Chief Executive Officer and Director

Mr. Brown was appointed Chief Executive Officer on June 4, 2009 and commenced serving as a director on June 19, 2009.  From 2004 through 2007, Mr. Brown served as the President of Discount Direct, a marketing company which served various cell phone providers.  From 2007 through the date hereof, Mr. Brown has served as the Chairman and Chief Executive Officer of Cono Italiano, Inc., a company which has acquired the North American rights to sell certain food products.

Joseph Masselli, President, Chief Operating Officer and Director

Mr. Masselli was appointed President and Chief Operating Officer on June 4, 2009 and commenced serving as a director on June 19, 2009.  From 2004 through 2008, Mr. Masselli, 44, was the Owner-General Managing Partner of a restaurant/club.  Since 2008, Mr. Masselli has been employed by Cono Italiano, Inc., where he leads the Marketing and Public Relations efforts to establish Cono Italiano’s brand.

Alex J. Kaminski, Chief Financial Officer, Treasurer and Director

Mr. Kaminski was appointed Treasurer of the Company on June 4, 2009.  He commenced serving as Chief Financial Officer on June 22, 2009 and Director on June 19, 2009.  Mr. Kaminski, 43, is a Certified Public Accountant.  Since 1989, he has had his own practice.  From 2002 to 2008 he served as the Chief Financial Officer and President of Basik Funding Inc.  Since 2005, he has also served as the President of Homestead Funding Group Inc.

Steve Savage, Secretary

Mr. Savage commenced serving as Secretary and Director on June 19, 2009.  For the past 5 years Mr. Savage has served as President and owner of Ocean Consultants Inc. a Real Estate Investment company. The purpose of the business was to locate, purchase, remodel and market various residential properties.

Scott Smith, Director

Mr. Smith commenced serving as a director on June 19, 2009.  Since 1997, Mr. Smith, 41, has served as the owner and manufacturer’s representative for S.J. Smith Distributors Inc.  Since 2002, Mr. Smith has served as the Corporate Sales Manager for Ray Catena Motor Car in Edison, NJ.

Family Relationships

None of the Company’s officers or directors have any family relationships with the Company’s other officers or directors or persons nominated or chosen by the Company to become officers or directors.

Involvement in Certain Legal Proceedings

During the past five years no director, person nominated to become a director, executive officer, promoter or control person of the Company has: (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Transactions with Related Persons

There have been no transactions, since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at fiscal year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest, except as follows:  On June 22, 2009, Lara Mac Inc., an entity controlled by Mitchell Brown, our Chief Executive Officer and a member of our Board of Directors, entered into a Management Services Agreement with the Company (the “Management Services Agreement”).  Pursuant to the Management Services Agreement, Lara Mac will render to the Company consulting and other advisory services in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the selection and retention of candidates for senior management of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company and acquisition candidates, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company (collectively, the “Services”).  In exchange for the Services, Lara Mac shall receive 9,553,377 shares of the Company’s common stock (the “Fee”).  The value of the restricted shares of common stock constituting the Fee is deemed to be $0.044 per share, which is equivalent to fifty percent of the average closing trading price of the Company’s common stock during the ninety day period of February 27, 2009, through May 27, 2009.  Such time period is deemed to constitute an objective public capital market valuation of the Company’s stock price, having an aggregate value of $410,666.51 (the “Issue Value”).  The parties to the Management Services Agreement also agreed that Lara Mac may render other services beyond the scope of activities which the parties contemplate as part of the Services, as to which Lara Mac shall be entitled to separate compensation that shall be negotiated in good faith by the parties on a case-by-case basis.  In the event that the Company is not generating organic revenues (excluding interest and investment income) as of the first anniversary of the date of the Management Services Agreement, then all of the Shares constituting the Fee shall be subject to repurchase in the entirety by the Company at a repurchase price equal to the Issue Value.

Mr. Scott Smith, who is the only current member of the Board of Directors who is independent under the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15), has independently reviewed and assessed the fairness of the Management Services Agreement.  Mr. Smith has determined that the terms and conditions of the Management Services Agreement are fair and reasonable to the Company and its shareholders and he has recommended that the Management Services Agreement be adopted and approved by the entire Board of Directors.  Mr. Mitchell Brown, having an economic interest in the Management Services Agreement through his beneficial ownership of Lara Mac, recused himself from all deliberations and voting in regard to the Management Services Agreement.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based on our review of the copies of such forms we received, we believe that during the fiscal year-ended January 31, 2009 all such filing requirements applicable to our officers and directors were complied with, except that reports were filed late by the following persons:

Name and principal position	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
James Pak Chiu Leung, Former CEO, Former President and Former Director	1	4	0
Michel St-Pierre, Former Chief Financial Officer	1	1	1
Claude Pellerin, Former Secretary and Former Director	1	2	0
Robert Clarke, Former Secretary and Former Director	1	3	0
Gallant Energy International Inc., Former 10% Owner	1	1	0

Corporate Governance

Board Committees

The Company’s Board of Directors currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Disclosure Policy Committee.

Audit Committee

On September 30, 2006, the Company’s Board of Directors established an Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Company to any governmental body or the public; (b) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics; and (c) the Company’s auditing, accounting and financial reporting processes.  The Company’s Audit Committee consisted of Arthur Rawl and Guy Chevrette until their resignations on June 25, 2008 and July 12, 2008.  The full board has carried out the functions and responsibilities since their resignation.  The Company has adopted those standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).  We have an audit committee charter which was included as an exhibit to the Company’s Report on Form 10-QSB and filed with the Securities and Exchange Commission on October 23, 2006.

Audit Committee Financial Expert

None of the Company’s independent directors have the qualifications or experience to be considered an independent financial expert.  The Company believes the cost related to retaining an independent financial expert at this time is prohibitive.  Further, because of the Company’s limited operations, the Company believes the services of a financial expert are not warranted.  The Company may appoint an independent financial expert in the future.

Compensation Committee

On September 30, 2006 the Company’s Board of Directors established a Compensation Committee.  The primary responsibility of the executive compensation committee shall be to approve the compensation arrangements for the Company's senior management and to periodically review the compensation paid to the Board. The composition of the Committee shall be determined by the Board of Directors, provided that the Committee shall always have at least two members.  The members of the Committee were Messrs. Guy Chevrette and Naim Kosaric until their departure in June 25, 2008 and January 26, 2009.  The full board has carried out the functions and responsibilities since their resignation.

Nominating Committee

A Nominating and Corporate Governance Committee was created on September 30, 2006.  The Committee shall be composed of at least two and no more than seven Board members.  The Purpose of the Committee is to identify and recommend nominees for the Board of Directors and its committees; review and recommend to the Board of Directors, or independently take, action on various Company corporate governance issues; received and respond to certain complaints raised by the Company’s employees relating to the Company’s Code of Business Conduct and Ethics, and; supervised the Company’s Chief Financial Officer in the context of the Code of Business Conduct and Ethics.  Messrs. Guy Chevrette and Naim Kosaric were members of the Committee until their departure.  The full board has carried out the functions and responsibilities since their resignation.

Director Independence

Mr. Scott Smith is the only current member of the Board who may be deemed to be independent.  The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Board Meetings and Committees; Annual Meeting Attendance

There were no formal meetings of the Board during the last full fiscal year and the Board conducted all Board actions by written consent.  The Company did not hold an annual meeting of the Company’s security holders during the prior fiscal year and does not have a policy requiring attendance by members of the Board.

Shareholder Communications

Any shareholder may communicate directly to the Board by sending a letter to the Company’s address of record.

Executive Compensation

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the three preceding fiscal years.

Summary Compensation Table

Name and Principal Position	Year (1)(2)	Salary ($)	Option Awards ($)	Total
James Pak Chiu Leung former CEO, former President and former Director (3) (4) (5)	2009	70,000	0	70,000
	2008	131,000	0	131,000
	2007	18,000	20,243	38,243

Robert G. Clarke, former CEO(6)	2009	0	0	0

Michel St-Pierre, former CFO (7)	2009	116,694	0	116,694
	2008	109,359	0	109,359
	2007	0	0	0

(1)	No officers earned over $100,000 in any of the three preceding fiscal years, other than as set forth above.
(2)	The Company’s fiscal year ends January 31st. The Company changed its fiscal year-end from November 30, 2006 to January 31, 2007. Note that 2007 only covers two months.
(3)	Mr. Leung served as the Company’s Chief Executive Officer, President and Director from June 5, 2006 until September 9, 2008.
(4)
Mr. Leung was granted stock options to purchase 70,000 shares. The Company valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires Company management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 4.6% and 4.7%; the current stock price at date of issuance of $0.03 and $2.00 per share; the exercise price of the options of $0.05 and $2.00 per share; the term of 5 years; volatility of 157% and 160%.

(5)
The stock options granted to Mr. Leung have vested as follows: 60,000 were granted on October 5, 2006 and vested immediately, 5,000 were granted on November 6, 2006, and vested on that date, and 5,000 were granted on November 6, 2006 and vested on November 6, 2007.

(6)	Mr. Clarke was appointed as the Company’s President and CEO on September 12, 2008; he resigned from these positions on June 4, 2009.
(7)	Mr. St-Pierre served as the Chief Financial Officer of the Company from January 9, 2007 until June 22, 2009.

None of the officers earned any bonus, restricted stock awards, LTIP Payouts or any other annual or long term compensation.

Outstanding Equity Awards at Fiscal Year-End (1)

The following table provides the information regarding outstanding options owned by the named executive officers and directors as of the end of our prior fiscal year on January 31, 2009.  We have never granted any stock appreciation rights.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

James Pak Chiu Leung, Former CEO, Former President and Former Director	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011
Claude Pellerin, Former Secretary and Former Director	5,000	0	2.00	November 6, 2012
	5,000	0	2.00	November 6, 2011

(1)	The Company’s fiscal year ends January 31st.
(2)	Mr. Leung served as the Chief Executive Officer, President and Director of the Company from June 5, 2006 to September 9, 2008.

Director Compensation

The persons who served as members of our board of directors, including executive officers, did not receive any compensation for services as a director in the fiscal year ended January 31, 2009.

The Company does not currently have an employment or other compensation agreement with any of the directors; all directors were compensated according to the schedule above.

The Company’s directors will not be separately compensated if they are serving as officers of the Company.  Mr. Scott Smith who will be serving only as a director and not as an officer will be paid a fee of $18,000 per annum which will be deferred for the first year of service to the Company.

Employment Contracts

As of the end of our prior fiscal year on January 31, 2009 the Company did not have any employment contracts with any officer, director or other employees.  The Company expects to negotiate and enter into employment agreements with each of the officers serving the Company.  The employment agreements currently under negotiation with the officers are expected to have the following material provisions: (i) two-year terms with automatic renewal provisions unless notice is given by either party 30 days prior to renewal; (ii) grant of 100,000 options at exercise price of fair market value and exercisable after one year vesting period for term of 6 years with provisions for cashless exercise;  (iii) 20 days’ paid vacation each year; (iv) termination only for “cause”; (v) commitment of a substantial portion of their professional time to the Company; (vi) and additional customary employment agreement terms and conditions.  The officers are expected to agree to defer their respective compensation during the first two years of service to the Company and the Company expects to offer the officers the right to convert their deferred compensation into Company common stock.  The compensation of the officers is expected to be set as follows:

Officer	Annual Salary
Mitchell Brown, Chief Executive Officer	$125,000
Joseph Masselli, President and Chief Operating Officer	$75,000
Alex Kaminski, Chief Financial Officer and Treasurer	$50,000
Steve Savage, Secretary	$50,000

Equity Incentive Plan

On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein. The Equity Incentive Plan authorizes the issuance of incentive stock options (ISO) and non-qualified stock options (NQOs) to our employees, directors or consultants.

During the year ended November 30, 2006, the Company issued 517,500 stock options to officers and directors of the Company with an average exercise price of $0.30 per share. Of the stock options issued, 450,000 were vested on October 5, 2006, 33,750 were vested on November 1, 2006 and the balance vested on November 1, 2007.  Following the resignation of one of our directors in January 2007, 70,000 such options were cancelled. During the month of August, 2007, the Company issued 50,000 stock options to officers and directors of the Company with an average exercise price of $2.86 per share. Of the stock options issued, 50,000 vested on August 1, 2007.  No options were exercised during the year ended January 31, 2009.  As of the end of our most recent fiscal year on January 31, 2009 we had three directors and officers eligible to receive options under the Equity Incentive Plan.  Options to buy 277,500 shares of common stock were outstanding under the Equity Incentive Plan and 1,722,500 shares remained available for grants under this plan.

Equity Plan Administration

The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2006 Equity Incentive Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2006 Equity Incentive Plan.  The compensation committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

Equity Plan Option Pricing

Each grant shall specify an option price per share, which shall be equal to or greater than the fair market value per share on the grant date; provided that in the case of any incentive stock option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall not be less than 110% of the fair market value of a share on the date of grant.

Equity Plan Amendment and Termination

The Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations concerning the shares or options available under the Plan, other than to reflect an adjustment made in accordance with Section 14 of the Plan (i.e. dilution, enlargement of the rights of participants in the Plan), change the class of persons eligible to receive grants of awards or the types of awards available under the Plan and increase the benefits to participants under the Plan, in any such case without the further approval of the stockholders of the Company.  The Board will also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

The Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no award shall be granted after that date.

Indemnification Agreement

Through its Indemnification Agreement, the Company agrees to indemnify directors and officers, to the extend provided for in the Agreement, and to hold them harmless from and against, any losses or expenses at any time incurred by or assessed against them arising out of or in connection with their work as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an officer or director of the Company or of an Affiliate, to the fullest extent permitted by the laws of the State of New York in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors the Company has adopted this Whistleblower Procedures Policy, stating that all employees of the Company and its subsidiaries are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under this Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities.  In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Audit Committee of the Company.  The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis.  Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendment and Reverse Stock Split described herein except to the extent that they are shareholders of the Company.

To the best of the Company’s knowledge, the only current or former officer or director of the Company who own shares of the Company’s common stock are as follows:

Name	Shares	Options/ Warrants	Total
Mitchell Brown, Chief Executive Officer and Director (1)	14,553,377	0	14,553,377
James Pak Chui Leung, Former Chief Executive Officer and Director (2)	5,510,000	10,000	5,520,000
Claude Pellerin, Former Secretary and Director (3)	62,020	5,000	67,020

(1)  Our Chief Executive Officer Mr. Mitchell Brown has sole voting power and sole power of disposition over all shares of Company common owned by Lara Mac Inc. and as such all such shares are therefore deemed to be beneficially owned by Mr. Brown.  Mr. Brown does not directly or indirectly own any other shares of Company Common Stock.

(2) Mr. Leung served as the Company’s Chief Executive Officer, President and Director from June 5, 2006 until September 9, 2008.  Such ownership of Shares consists of 60,000 direct ownership Shares, 5,450,000 shares beneficially owned through two corporations, and 10,000 options at an exercise purchase price of $2.00 per share, of which 5,000 are exercisable until November 6, 2011 and 5,000 are exercisable until November 6, 2012.

(3) Such options have an exercise purchase price of $2.00 per share, of which 5,000 are exercisable until November 6, 2011 and 5,000 are exercisable until November 6, 2012.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

By Order of the Board of Directors

July 9, 2009

/s/ Steve Savage
Name:	Steve Savage
Title:	Secretary